UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 15, 2024
Date of Report (date of earliest event reported)

LISATA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33650	22-2343568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Allen Road, Second Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(ZipCode)
(908) 842-0100
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LSTA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 15, 2024 (the “Effective Date”), the Board of Directors (the “Board”) of Lisata Therapeutics, Inc. (the “Company”) appointed James Nisco as the Company’s Senior Vice President, Finance and Treasury and Chief Accounting Officer, effective immediately. As of the Effective Date, Mr. Nisco shall serve as the Company’s principal financial officer and principal accounting officer.
Mr. Nisco, 53, has served as Senior Vice President, Finance and Treasury and Chief Accounting Officer of the Company since April 2024. From August 2020 through April 2024, Mr. Nisco served as Vice President of Finance & Treasury of the Company, and from February 2012 to August 2020, Mr. Nisco served as Senior Director of Treasury, Financial Planning and Analysis of the Company. Mr. Nisco oversees all finance activities for the Company. With over 25 years of experience in corporate finance, Mr. Nisco has held various senior finance positions prior to Lisata, including at OSI Pharmaceuticals, Inc. (acquired by Astellas) and Ciba Corporation (acquired by The BASF Group). Mr. Nisco began his career at Ciba-Geigy (now Novartis Pharmaceuticals). Mr. Nisco holds an MBA in Financial Management from Pace University and a Bachelor of Science in Business Economics from the State University of New York, College at Oneonta.
In connection with Mr. Nisco’s appointment, the Compensation Committee of the Board (the “Compensation Committee”) approved updated compensation for Mr. Nisco, consisting of a $350,000 annual base salary and a bonus short-term incentive target equal to 35% of base salary, effective as of the Effective Date. Such bonus, if any, will be determined by the Compensation Committee.
The selection of Mr. Nisco to perform the functions of Senior Vice President, Finance and Treasury and Chief Accounting Officer was not pursuant to any arrangement or understanding between Mr. Nisco and any other person. There are no family relationships between Mr. Nisco and any director or executive officer of the Company, and there are no transactions between Mr. Nisco and the Company that would be required to be reported under Item 404(a) of Regulation S-K.
Mr. Nisco will enter into an indemnification agreement, which will be effective as of the Effective Date, in the form the Company has entered into with its other executive officers, which form is filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed by the Company on February 29, 2024 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LISATA THERAPEUTICS, INC.

By: /s/ David J. Mazzo
Name: David J. Mazzo, PhD
Title: President and Chief Executive Officer
Dated: April 17, 2024